CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders Wells Fargo Funds Trust

Board of Trustees and Interestholders Wells Fargo Master Trust

We consent to the use of our reports for the Wells Fargo Advantage Capital Growth Fund, Wells Fargo Advantage Classic Value Fund, Wells Fargo Advantage Core Equity Fund, Wells Fargo Advantage Disciplined U.S. Core Fund, Wells Fargo Advantage Disciplined Value Fund, Wells Fargo Advantage Endeavor Select Fund, Wells Fargo Advantage Growth Fund, Wells Fargo Advantage Index Fund, Wells Fargo Advantage Intrinsic Value Fund, Wells Fargo Advantage Large Cap Core Fund, Wells Fargo Advantage Large Cap Growth Fund, Wells Fargo Advantage  Large Company Value Fund, Wells Fargo Advantage Omega Growth Fund, Wells Fargo Advantage Premier Large Company Growth Fund, Wells Fargo Advantage Small/Mid Cap Core Fund, Wells Fargo Advantage Social Sustainability Fund, Wells Fargo Advantage Special Small Cap Value Fund, and Wells Fargo Advantage Strategic Large Cap Growth Fund (collectively the “Funds”), eighteen of the funds comprising the Wells Fargo Funds Trust, dated September 29, 2010, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

We also consent to the use of our report for the Wells Fargo Advantage Index Portfolio, a Portfolio of Wells Master Trust, dated November, 29, 2009 incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

November 24, 2010